Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

THE KRAFT HEINZ COMPANY

KRAFT HEINZ FOODS COMPANY

(Exact Name of Each Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type (2)	Carry Forward File Number (2)	Carry Forward Initial Effective Date (2)	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward (2)

Newly Registered Securities

Fees to Be Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	The Kraft Heinz Company
	Other	Guarantees of Kraft Heinz Foods Company Debt Securities(3)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Debt	Debt Securities	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Equity	Common Stock(4)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Equity	Preferred Stock(4)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Equity	Depositary Shares	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Warrants	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Purchase Contracts	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Units(5)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Kraft Heinz Food Company
	Other	Guarantees of The Kraft Heinz Company Debt Securities(3)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Debt	Debt Securities	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Warrants	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Purchase Contracts	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Other	Units(5)	Rule 415(a)(6)	(1)		(1)			(2)	(2)	(2)	(2)
	Unallocated (Universal) Shelf		Rule 415(a)(6)	(1)	(1)	$24,000,000,000 (1)(2)			POSASR (2)	333-250081 (2)	2/16/2022 (2)	$2,224,800 (2)
	Total Offering Amounts					$24,000,000,000		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate maximum offering price of all securities to be issued by The Kraft Heinz Company or Kraft Heinz Foods Company pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $24,000,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount, or number of identified classes of securities as may be issued upon conversion or exchange of debt securities, preferred stock, or warrants that provide for conversion or exchange into other securities. No separate consideration will be received for shares of common stock that are issued upon exchange or conversion of debt securities, preferred stock, or warrants. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any guarantees or any other obligations.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include $24,000,000,000 of unsold securities (the “Unsold Securities”) previously registered pursuant to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-250081), which was filed on February 16, 2022, as amended (the “Prior Registration Statement”). The Kraft Heinz Foods Company sold €600,000,000 ($661,140,000, calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, based on a €/$ exchange rate of €1.00/$1.1019 as of May 5, 2023) of such securities under the Prior Registration Statement, leaving the balance of $24,338,860,000 of Unsold Securities, in respect of which the registrants paid a filing fee of $2,256,212.32 (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6), $2,224,800 of the filing fee of $2,256,212.32 associated with the offering of the Unsold Securities is hereby carried forward to be applied to $24,000,000,000 of Unsold Securities registered hereunder, and as a result, no additional filing fee is due with respect to the Unsold Securities included in this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the time of filing of this Registration Statement.

(3)

The Kraft Heinz Company will guarantee the debt securities of Kraft Heinz Foods Company registered hereunder. Kraft Heinz Foods Company will guarantee the debt securities of The Kraft Heinz Company registered hereunder. No separate consideration will be received for such guarantees.

(4)

Including an indeterminate number of shares of common stock and preferred stock as may from time to time be issued upon conversion or exchange of debt securities or preferred stock, or upon the exercise of warrants or purchase contracts, as the case may be.

(5)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Shares of The Kraft Heinz Company may be sold by The Kraft Heinz Company or by selling securityholders named in a prospectus supplement.